Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46008, 333-66434, 333-113692, 333-117003, and 333-137458), Form S-3 (Nos. 333-110067, 333-102436, 333-76144, 333-115245, 333-115247, and 333-118823), and Form SB-2/Amended on Form S-3 (No. 333-47240) and related prospectuses of our reports dated March 15, 2007, relating to the consolidated financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of MIVA, Inc.s internal control over financial reporting which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Miami, Florida
March 15, 2007